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                                                                    EXHIBIT 99.1



                                 PRESS RELEASE


FOR IMMEDIATE RELEASE                                   CONTACT:

Titanium Metals Corporation                             Joseph S. Compofelice
1999 Broadway, Suite 4300                               (713) 423-3303
Denver, Colorado   80202


                         TIMET COMPLETES ACQUISITION OF
              AXEL JOHNSON METALS AND TITANIUM HEARTH TECHNOLOGIES


         DENVER, COLORADO . . . .October 2, 1996 . . . . Titanium Metals
Corporation (TIMET) (NASDAQ:TIMT) has completed the previously announced acquisition of substantially all of the assets of Axel Johnson Metals, Inc., a wholly owned subsidiary of Axel Johnson Inc., headquartered in Stamford, Connecticut.

         The assets of Axel Johnson Metals include the 50% equity interest in Titanium Hearth Technologies (THT) not already owned by TIMET. THT is the world leader in electron beam cold hearth melting technology, with facilities in Pennsylvania and Nevada. The other assets acquired include melting and scrap processing operations for titanium and other specialty metals which are located in Pennsylvania and California.

         TIMET is a world leader in the production of titanium metal products.


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